Exhibit 10.33

                                  AMENDMENT TO
                                LICENSE AGREEMENT

         This Amendment To License Agreement ("Amendment") is entered into as of the 29th day of January, 1997 by and between The Classics Chicago, Inc., a Delaware corporation ("Licensor") and The Talbots, Inc., a Delaware corporation ("Talbots"), Talbots International Retailing Limited, Inc., a Delaware corporation ("Talbots International"), Talbots (Canada), Inc., an Ontario corporation ("Talbots Canada") and Talbots (U.K.) Retailing Limited, a Delaware corporation ("Talbots U.K.") (each a "Licensee").

                                   WITNESSETH:
         WHEREAS, by a License Agreement dated November 26, 1993 (the "License Agreement") Licensor granted to the aforesaid Licensees certain rights to use the "trademarks", the "Purchased Trademarks" and the "Licensed Trademarks" as more fully defined and described in the said License Agreement; and
         WHEREAS, the parties now wish to amend the License Agreement on the terms set forth herein.
         NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows: 1. Subparagraph (i) of
Article 1 (Grant of Rights) of the License Agreement is hereby deleted and the following substituted in its place: "(i) Talbots Canada the right to utilize the Purchased Trademarks in its stores, in catalogs and in advertising for sales in, to and from Canada,"

2: Subparagraph (iii) of Article 1 (Grant of Rights) of the License Agreement is hereby deleted and the following substituted in its place:
         "(iii) Talbots U.K. the right to utilize the Purchased Trademarks in its stores, in catalogs and in advertising for sales in, to and from the United Kingdom,"
3. Subparagraph (iv) of Article 1 (Grant of Rights) of the License Agreement is hereby deleted and the following substituted in its place:
         "(iv) Talbots the right to utilize the Purchased Trademarks in its business (including advertising) and to utilize the Licensed Trademarks in catalogs for sales in the Asian Territory."
4. The sentence beginning "Net Sales" in subparagraph (a) of Article 7 ("Royalties") of the License Agreement is hereby deleted and the following substituted in its place: "`Net Sales' as used in this Agreement shall mean the net sales (to unrelated parties) shown on the separate company income statements (prepared in accordance with U.S. generally accepted accounting principles) less each Licensee's Catalog Net Sales (as same are described in subparagraph (b)(1) below) for the relevant Royalty Period." 5. The following is hereby added as subparagraph (f) of Article 7 ("Royalties") of the License Agreement:
         "(f) Notwithstanding anything to the contrary contained in this Article 7, if, as the result of a change in Royalty Rates, additional Royalties are due to Licensor from Talbots, said additional Royalties shall be paid forthwith, but in no event later than ninety (90) days following the end of the fiscal year during which said additional Royalties accrued. Any additional Royalties paid by Talbots on behalf of Talbots International, Talbots Canada and Talbots U.K. shall be reimbursed to Talbots by such Licensee within thirty (30) days of payment by Talbots." 6. Subparagraph (a) of Article 8 ("Termination and Duration") of the License Agreement is hereby amended by extending the term of this License Agreement from its existing termination date of November 25, 1998 to the new termination date of November 25, 2003. All other provisions of Subparagraph (a) of Article 8 of the License Agreement shall remain in full force and effect. 7. Effective as of February 4, 1996, Exhibit 3 of the License Agreement is hereby deleted and the
         Exhibit 3 attached hereto is substituted in its place. 8. Except as specifically amended hereby, all of the terms, covenants, conditions and provisions of the License Agreement are, and shall remain, in full force and effect and are hereby ratified and confirmed by the parties hereto. 9. This Amendment shall be binding upon the parties hereto, and their heirs, successors and assigns.


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         IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.
                                      THE CLASSICS CHICAGO, INC.
                                      By:     /s/ Richard T. O'Connell, Jr.
                                           Name: Richard T. O'Connell, Jr.
                                           Title:  Senior Vice President
                                      THE TALBOTS, INC.

                                      By:   /s/ Edward L. Larsen
                                           Name: Edward L. Larson
                                           Title:  Senior Vice President
                                      TALBOTS INTERNATIONAL
                                      RETAILING LIMITED, INC.

                                      By:   /s/ Clark J. Hinkley
                                           Name:  Clark J. Hinkley
                                           Title: Vice President
                                      TALBOTS (CANADA), INC.

                                      By:   /s/ Stuart M. Stolper
                                           Name: Stuart M. Stolper
                                           Title: Vice President
                                      TALBOTS (U.K.) RETAILING LIMITED

                                      By:   /s/ Paul V. Kastner
                                           Name: Paul V. Kastner
                                           Title:  Vice President


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                                    Exhibit 3

Royalty
             (i) For all Sales in, to and from Canada
1.8% For all quarterly Royalty Periods commencing on the Effective Date of the License
             Agreement and terminating on February 3, 1996.

2.0% For all quarterly Royalty Periods commencing on February 4, 1996 and continuing thereafter until expiration of this Licenses Agreement, or until otherwise adjusted by written agreement among the parties.

             (ii) For all Sales in, to and from the United Kingdom
1.8% For all quarterly Royalty Periods commencing on the Effective Date of the License Agreement and terminating on February 3, 1996.

2.5% For all quarterly Royalty Periods commencing on February 4, 1996 and continuing thereafter until expiration of this License Agreement, or until otherwise adjusted by written agreement among the parties.

             (iii) For all U.S. sales and with regard to all other sales described in this License Agreement (other than Catalog Net Sales)

1.8% For all quarterly Royalty Periods commencing on the Effective Date of this License Agreement and terminating on February 3, 1996.

6% For all quarterly Royalty Periods commencing on February 4, 1996 and continuing thereafter until expiration of this License Agreement, or until otherwise adjusted by written agreement among the parties.